CONTACT: Paul Knopick
E & E Communications
(949) 707-5365
pknopick@eandecommunications.com
For Immediate Release

SportsQuest (ARBK) Secures $50 Million Funding Commitment;
Investment Agreement with Dutchess Private Equities Fund Ltd. Provides Capital for Long-Term Growth

ORLANDO, Fla. - August 27, 2007 - SportsQuest, Inc, (formerly Air Brook Airport Express Inc. (OTC BB: ARBK), today is pleased to announce that it has entered into an Investment Agreement and Registration Rights Agreement with Dutchess Private Equities Fund, LTD. The Investment Agreement, in the form of an Equity commitment, provides for the right to require Dutchess to purchase up to $50 million of the Company’s common stock at a seven percent discount to market over the 36 months following the registration statement being declared effective by the U.S. Securities & Exchange Commission. SportsQuest plans to file an SB-2 Registration Statement in the near future.

R. Thomas Kidd, CEO, said the Investment Agreement gives SportsQuest the option to internally finance its expected rapid growth. “We are looking forward to a relationship with Dutchess that will be beneficial to our long-term financial strategies. This agreement gives us flexibility to use funds at our discretion and to take advantage of favorable market conditions,” Mr. Kidd said.

“We view this as a progressive business solution that will assist our growth and our long-term business strategies,” Mr. Kidd said. “We believe our relationship with Dutchess will complement our long-term financing strategies. The Company intends to access this equity commitment only when opportunities become available for the company to increase shareholder value by acquisition of revenue streams and/or assets, or in the case where the retirement or reduction of debt is advantageous to the company and its shareholders.”

About Dutchess Private Equities Fund, Ltd.

Dutchess Private Equities Fund Ltd. is engaged in assisting growth companies in all facets of their long-term strategy by providing capital and progressive business solutions. Dutchess Private Equities Fund Ltd. manages a portfolio of private investments in public equities. Founded in 1996, Dutchess has since transacted in excess of $1 billion in financing for publicly-traded companies. These companies span a wide array of industries including telecom and VoIP, wireless communications, healthcare, biotechnology, medical device, Internet, e-commerce, technology, media, oil and gas, defense, homeland security, nuclear sciences, precious metals, manufacturing, apparel, textiles, consumer products and alternative energy. With offices in Boston, Mass., and LaGrangeville, N.Y., Dutchess has assisted in facilitating the growth of companies throughout North America.

About SportsQuest, Inc.
SportsQuest, Inc. (formally Air Brook Airport Express) is a vertically integrated sports and entertainment marketing and management company, engaged in owning and operating sports entities and their support companies; publicly traded under the stock symbol ARBK. In our continuing effort to develop a more cohesive and synergistic organization, we are structured in a way that allows all of our wholly owned subsidiaries to utilize each other’s resources to the greatest extent possible. In addition, the Company’s strategic plan is to deliver substantial value by providing multiple sports and entertainment platforms and media to leverage our partners advertising and promotional dollars, while delivering fine sports and entertainment opportunities to retain and build customers. For our non-sports businesses, we will utilize the media and promotional benefits of our media platforms in Television, Radio, and Print, together with Internet Television and other like strategic relationships, to grow our consolidated revenues. The Company intends to continue its strategy of acquiring profitable sports and sports related firms, together with other businesses that would benefit from the synergy the Company provides.

Forward-Looking Statements
The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Forward-looking statements deal with the Company's current plans, intentions, beliefs and expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed from time to time in reports filed by the Company with the Securities and Exchange Commission.